UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2005

PRIDE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5847 San Felipe, Suite 3300
Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 789-1400

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     Effective April 15, 2005, the employment of Jonathan R.A.S. Talbot, Pride’s former Vice President—Marketing, under his Employment/Non-Competition/Confidentiality Agreement with Pride dated September 9, 2004 was terminated in connection with his departure from the company. The terms of his severance will be governed by that agreement, which was filed as Exhibit 10.1 to Pride’s Current Report on Form 8-K filed on September 10, 2004 and is incorporated by reference herein. In connection with his departure, Mr. Talbot is entitled to receive (1) an amount equal to one full year of base salary (not less than the highest annual base salary during the preceding three years); (2) one year (or, if earlier, until offered by another employer) of life, health, accident and disability insurance benefits for himself and his immediate family; (3) an amount equal to the target award under Pride’s annual bonus plan for 2005; and (4) immediate vesting of his options and awards. Mr. Talbot will be subject to an indefinite non-disclosure covenant and a six-month noncompete covenant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
	By:	/s/ W. Gregory Looser
W. Gregory Looser
Date: April 18, 2005		Senior Vice President, General Counsel and Secretary

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